UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : June 6, 2007

RICHARDSON ELECTRONICS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-12906	36-2096643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois	60147-0393
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 208-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 6, 2007, David J. DeNeve, the Company’s Senior Vice President and Chief Financial Officer, notified the Company of his intention to resign from his employment with the Company. Mr. DeNeve’s last day with the Company will be June 22, 2007.

Upon Mr. DeNeve’s resignation, Dan Fujii will become the Company’s Chief Financial Officer on an interim basis. Mr. Fujii, 33, has been Corporate Controller since joining the Company in May 2006. Prior to joining the Company, Mr. Fujii was with PricewaterhouseCoopers LLP from 1996 until May 2006 where his most recent position was Senior Manager, Assurance and Business Advisory Services.

Item 7.01	Regulation FD Disclosure

On June 12, 2007, the Company issued a press release announcing Mr. DeNeve’s resignation as Senior Vice President and Chief Financial Officer. A copy of this press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1	Press Release regarding the resignation of Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICHARDSON ELECTRONICS, LTD.

Date: June 12, 2007	By:	/s/ David J. Gilmartin
	Name:	David J. Gilmartin
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
99.1	Press Release regarding the resignation of Chief Financial Officer